Preliminary Pricing Supplement dated December , 2024	Subject to Completion Dated December 19, 2024	Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

Royal Bank of Canada Capped Buffer GEARS

$• Securities Linked to a Basket of Thirty-Three Equity Securities due on or about June 23, 2026

Investment Description

The Capped Buffer GEARS (the “Securities”) are senior unsecured debt securities issued by Royal Bank of Canada linked to an equally weighted basket (the “Basket”) of thirty-three equity securities (each, a “Basket Underlying”), as listed on page 4 of this pricing supplement. If the Basket Return (as defined below) is positive, we will repay the principal amount at maturity plus pay a return equal to 1.5 (the “Upside Gearing”) times the Basket Return, up to the Maximum Gain. The Maximum Gain is 25.20%. If the Basket Return is zero or negative, but the Final Basket Value is greater than or equal to the Downside Threshold, we will repay the full principal amount at maturity. However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, we will pay less than the full principal amount at maturity and you will lose 1% of the principal amount of your Securities for every 1% decline in the value of the Basket over the term of the Securities in excess of the Buffer, and you may lose up to 85% of the principal amount. Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You will lose some or a significant portion of your principal amount if the Final Basket Value is less than the Downside Threshold. The Upside Gearing and buffered downside exposure of the Basket apply only at maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness. If we default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment. The Securities will not be listed on any securities exchange.

Features

❑   Enhanced Growth Potential, Subject to the Maximum Gain — At maturity, if the Basket Return is positive, we will pay you the principal amount plus a return equal to the Upside Gearing times the Basket Return, up to the Maximum Gain.

❑   Buffered Downside Market Exposure with Contingent Repayment of Principal at Maturity — If the Basket Return is zero or negative, but the Final Basket Value is greater than or equal to the Downside Threshold, we will repay the full principal amount at maturity. However, if the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, we will pay less than the full principal amount at maturity, resulting in a loss of principal amount that is proportionate to the percentage decline in the value of the Basket in excess of the Buffer. Accordingly, you may lose some or a significant portion of the principal amount of the Securities. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness.

Key Dates
Strike Date	December 18, 2024
Trade Date	December 19, 2024
Settlement Date	December 23, 2024
Final Valuation Date[1]	June 18, 2026
Maturity Date[1]	June 23, 2026
[1] Subject to postponement. See “General Terms of the Notes—Postponement of a Determination Date” and “General Terms of the Notes—Postponement of a Payment Date” in the accompanying product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. WE ARE NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE THE DOWNSIDE MARKET RISK OF THE BASKET IN EXCESS OF THE BUFFER. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING OUR DEBT OBLIGATIONS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” IN THE ACCOMPANYING PROSPECTUS, PROSPECTUS SUPPLEMENT AND PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU COULD LOSE SOME OR A SIGNIFICANT PORTION OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

Security Offering

We are offering Capped Buffer GEARS Linked to a Basket of Thirty-Three Equity Securities. The Securities will be issued in minimum denominations of $10, and integral multiples of $10 in excess thereof, with a minimum investment of $1,000. The return on the Securities is subject to, and will not exceed, the Maximum Gain. The Maximum Gain was set on the Strike Date.

Basket	Basket Weightings	Maximum Gain	Upside Gearing	Initial Basket Value	Downside Threshold	Buffer	CUSIP / ISIN
Basket of Thirty-Three Equity Securities	1/33	25.20%	1.5	100.00	85.00, 85% of the Initial Basket Value	15%	78017B383 / US78017B3832

See “Additional Information about Royal Bank of Canada and the Securities” in this pricing supplement. The Securities will have the terms specified in the prospectus dated December 20, 2023, the prospectus supplement dated December 20, 2023, the product supplement no. 1A dated May 16, 2024 and this pricing supplement.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the Securities or passed upon the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. The Securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The Securities are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

	Price to Public		Fees and Commissions(1)		Proceeds to Us
Offering of the Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities Linked to a Basket of Thirty-Three Equity Securities	•	$10.00	•	$0.00	•	$10.00

(1) All sales of the Securities will be made to fee-based advisory accounts, for which UBS Financial Services Inc., which we refer to as UBS, is an investment advisor, and UBS will act as a placement agent. UBS will not receive a commission. See “Supplemental Plan of Distribution (Conflicts of Interest)” below.

The initial estimated value of the Securities determined by us as of the Trade Date, which we refer to as the initial estimated value, is expected to be between $9.284 and $9.784 per Security and will be less than the public offering price of the Securities. The final pricing supplement relating to the Securities will set forth the initial estimated value. The market value of the Securities at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

UBS Financial Services Inc.	RBC Capital Markets, LLC

Additional Information about Royal Bank of Canada and the Securities

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the Securities are a part, and the product supplement no. 1A dated May 16, 2024. This pricing supplement, together with these documents, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this pricing supplement differs from the information contained in the documents listed below, you should rely on the information in this pricing supplement.

You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the documents listed below, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Prospectus dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

♦	Prospectus Supplement dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

♦	Product Supplement No. 1A dated May 16, 2024: https://www.sec.gov/Archives/edgar/data/1000275/000095010324006777/dp211286_424b2-ps1a.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

Selected Purchase Considerations

The Securities may be appropriate for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion of your initial investment.

♦	You can tolerate the loss of some or a significant portion of the principal amount of the Securities and are willing to make an investment that has the downside market risk of the Basket in excess of the Buffer.

♦	You believe that the value of the Basket will appreciate from the Initial Basket Value to the Final Basket Value and that any such appreciation is unlikely to exceed the Maximum Gain.

♦	You understand and accept that your potential return is limited by the Maximum Gain.

♦	You are willing to invest in the Securities based on the Maximum Gain set forth on the cover page of this pricing supplement.

♦	You do not seek current income from your investment and are willing to forgo the dividends paid on the Basket Underlyings.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

♦	You fully understand and accept the risks associated with the Basket.

♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦	You are willing to assume our credit risk for all payments under the Securities, and understand that if we default on our obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be appropriate for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of a significant portion of your initial investment.

♦	You cannot tolerate the loss of some or a significant portion of the principal amount of the Securities, and you are not willing to make an investment that has the downside market risk of the Basket in excess of the Buffer.

♦	You believe that the value of the Basket will decline from the Initial Basket Value to the Final Basket Value, or you believe the value of the Basket will appreciate from the Initial Basket Value to the Final Basket Value by more than the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.

♦	You are unwilling to invest in the Securities based on the Maximum Gain set forth on the cover page of this pricing supplement.

♦	You seek current income from your investment or prefer to receive the dividends paid on the Basket Underlyings.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the value of the Basket.

♦	You do not fully understand or accept the risks associated with the Basket.

♦	You are unable or unwilling to hold the Securities to maturity, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume our credit risk for all payments under the Securities, including any repayment of principal.

The considerations identified above are not exhaustive. Whether or not the Securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisers have carefully considered the appropriateness of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying prospectus, prospectus supplement and product supplement for risks related to an investment in the Securities. For more information about the Basket Underlyings, see “Information about the Basket Underlyings” below.

Indicative Terms of the Securities[1]
Issuer:	Royal Bank of Canada
Principal Amount:	$10 per Security (subject to minimum investment of 100 Securities)
Term:	Approximately 1.5 years
Basket:	An equally weighted basket consisting of the following equity securities:
Basket Underlying	Bloomberg Symbol	Initial Basket Underlying Value*	Basket Weighting
Common stock of Apple Inc.	AAPL UW	248.05	1/33
Class A ordinary shares of Accenture plc	ACN UN	347.61	1/33
Common stock of Adobe Inc.	ADBE UW	441.31	1/33
Common stock of Applied Materials, Inc.	AMAT UW	165.45	1/33
Common stock of Advanced Micro Devices, Inc.	AMD UW	121.41	1/33
Common stock of Amazon.com, Inc.	AMZN UW	220.52	1/33
Common stock of Arista Networks, Inc.	ANET UN	108.07	1/33
Ordinary shares of ASML Holding NV	ASML UW	719.49	1/33
Common stock of Broadcom Inc.	AVGO UW	223.62	1/33
American depositary shares of Alibaba Group Holding Limited	BABA UN	85.00	1/33
American depositary shares of Baidu, Inc.	BIDU UW	88.35	1/33
Common stock of Salesforce, Inc.	CRM UN	337.23	1/33
Class A common stock of CrowdStrike Holdings, Inc.	CRWD UW	349.18	1/33
Common stock of Cisco Systems, Inc.	CSCO UW	57.53	1/33
Class C common stock of Dell Technologies Inc.	DELL UN	112.67	1/33
ClassC capital stock of Alphabet Inc.	GOOG UW	190.15	1/33
Common stock of Intel Corporation	INTC UW	19.30	1/33
Common stock of KLA Corporation	KLAC UW	630.77	1/33
Common stock of Lam Research Corporation	LRCX UW	75.20	1/33
Class A common stock of Meta Platforms, Inc.	META UW	597.19	1/33
Common stock of Marvell Technology, Inc.	MRVL UW	105.28	1/33
Common stock of Microsoft Corporation	MSFT UW	437.39	1/33
Common stock of Micron Technology, Inc.	MU UW	103.90	1/33
Common stock of Netflix, Inc.	NFLX UW	889.55	1/33

Common stock of ServiceNow, Inc.	NOW UN	1,060.99	1/33
Common stock of NVIDIA Corporation	NVDA UW	128.91	1/33
Common stock of Oracle Corporation	ORCL UN	165.41	1/33
Common stock of Palo Alto Networks, Inc.	PANW UW	188.76	1/33
Common stock of QUALCOMM Incorporated	QCOM UW	153.05	1/33
Class A common stock of Snowflake Inc.	SNOW UN	162.59	1/33
American depositary shares of Taiwan Semiconductor Manufacturing Company Limited	TSM UN	195.56	1/33
Common stock of Texas Instruments Incorporated	TXN UW	185.00	1/33
Common stock of Uber Technologies, Inc.	UBER UN	61.23	1/33
* With respect to each Basket Underlying, the closing value of that Basket Underlying on the Strike Date. The Initial Basket Underlying Value of each Basket Underlying is not the closing value of that Basket Underlying on the Trade Date.
Payment at Maturity:

If the Basket Return is positive, we will pay you at maturity an amount per Security equal to:

$10 + ($10 × the lesser of (i) Upside Gearing × Basket Return and (ii) Maximum Gain)

If the Basket Return is zero or negative and the Final Basket Value is greater than or equal to the Downside Threshold, we will pay you at maturity an amount per Security equal to:

$10

If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, we will pay you at maturity an amount per Security equal to:

$10 + [$10 × (Basket Return + Buffer)]

In this scenario, you will lose some or a significant portion of the principal amount of the Securities in an amount proportionate to the percentage decline in the value of the Basket in excess of the Buffer.

Upside Gearing:	1.5
Maximum Gain:	25.20%
Downside Threshold:	85.00, 85% of the Initial Basket Value
Buffer:	15%
Basket Return:	Final Basket Value – Initial Basket Value Initial Basket Value
Initial Basket Value:	Set equal to 100 on the Strike Date
Final Basket Value:	100 × [1 + (the sum of, for each Basket Underlying, its Basket Underlying Return times its Basket Weighting)]
Basket Underlying Return:	With respect to each Basket Underlying: (Final Basket Underlying Value – Initial Basket Underlying Value) / Initial Basket Underlying Value
Final Basket Underlying Value:	With respect to each Basket Underlying, the closing value of that Basket Underlying on the Final Valuation Date
Calculation Agent:	RBC Capital Markets, LLC (“RBCCM”)

Investment Timeline
Strike Date:	Each Initial Basket Underlying Value was determined and the Maximum Gain was set. The Initial Basket Value was set to 100.

Maturity Date:

The Final Basket Value is observed and the Basket Return is determined on the Final Valuation Date.

If the Basket Return is positive, we will pay you at maturity an amount per Security equal to:

$10 + ($10 × the lesser of (i) Upside Gearing × Basket Return and (ii) Maximum Gain)

If the Basket Return is zero or negative and the Final Basket Value is greater than or equal to the Downside Threshold, we will pay you at maturity an amount per Security equal to:

$10

If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, we will pay you at maturity an amount per Security equal to:

$10 + [$10 × (Basket Return + Buffer)]

In this scenario, you will lose some or a significant portion of the principal amount of the Securities in an amount proportionate to the percentage decline in the value of the Basket in excess of the Buffer.

Investing in the Securities involves significant risks. The Securities do not pay dividends or interest. You will lose some or a significant portion of your principal amount if the Final Basket Value is less than the Downside Threshold. The Upside Gearing and buffered downside exposure of the Basket apply only at maturity. Any payment on the Securities, including any repayment of principal, is subject to our creditworthiness. If we default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

1 Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the accompanying product supplement.

Key Risks

An investment in the Securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the Securities unless you understand and can bear the risks of investing in the Securities.

Risks Relating to the Terms and Structure of the Securities

♦	Your Investment in the Securities May Result in a Loss of Principal — The Securities differ from ordinary debt securities in that we are not necessarily obligated to repay the full principal amount of the Securities at maturity. The return on the Securities at maturity is linked to the performance of the Basket and will depend on whether, and the extent to which, the Basket Return is positive or negative. If the Basket Return is negative and the Final Basket Value is less than the Downside Threshold, you will be exposed to the negative Basket Return in excess of the Buffer, and we will pay you less than your principal amount at maturity, resulting in a loss of principal of your Securities that is proportionate to the percentage decline in the value of the Basket in excess of the Buffer. Accordingly, you could lose some or a significant portion of the principal amount of the Securities.

♦	Payments on the Securities Are Subject to Our Credit Risk, and Market Perceptions about Our Creditworthiness May Adversely Affect the Market Value of the Securities — The Securities are our senior unsecured debt securities, and your receipt of any amounts due on the Securities is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the Securities.

♦	Your Maximum Return on the Securities Is Limited by the Maximum Gain — If the Basket Return is positive, for each Security, we will pay you at maturity $10 plus an additional return that will not exceed the Maximum Gain, regardless of the appreciation of the Basket, which may be significant. Therefore, you will not benefit from any positive Basket Return in excess of an amount that, when multiplied by the Upside Gearing, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Basket or the Basket Underlyings.

♦	The Upside Gearing, Buffer and Contingent Repayment of Principal Apply Only If You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Upside Gearing and Buffer and may represent a loss relative to your initial investment even if at that time the value of the Basket is greater than the Downside Threshold. Accordingly, your return under these circumstances may be lower than the return of the Basket, as well as the return on the Securities that would be payable at maturity based on the return of the Basket. You can receive the full benefit of the Upside Gearing and the Buffer only if you hold your Securities to maturity.

♦	The Probability That the Value of the Basket Will Fall Below the Downside Threshold on the Final Valuation Date Will Depend on the Volatility of the Basket — Volatility is a measure of the degree of variation in the value of the Basket over a period of time. Greater expected volatility with respect to the Basket reflects a higher expectation as of the Trade Date that the value of the Basket could fall below the Downside Threshold on the Final Valuation Date, resulting in the loss of some or a significant portion of your investment. However, the Basket’s volatility can change significantly over the term of the Securities. The value of the Basket could fall sharply, which could result in a significant loss of principal.

♦	The Securities Do Not Pay Interest, and Your Return on the Securities May Be Lower Than the Return on a Conventional Debt Security of Comparable Maturity — There will be no periodic interest payments on the Securities as there would be on a conventional fixed-rate or floating-rate debt security having the same maturity. The return that you will receive on the Securities, which could be negative, may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you purchased one of our conventional senior interest-bearing debt securities.

♦	Changes in the Value of One Basket Underlying May Be Offset by Changes in the Values of the Other Basket Underlyings — A change in the value of one Basket Underlying may not correlate with changes in the values of the other Basket Underlyings. The value of one Basket Underlying may increase, while the values of the other Basket Underlyings may not increase as much, or may even decrease. Therefore, in determining the value of the Basket as of any time, increases in the value of one Basket Underlying may be moderated, or wholly offset, by lesser increases or decreases in the values of the other Basket Underlyings.

♦	Any Payment on the Securities Will Be Determined Based on the Closing Values of the Basket Underlyings on the Dates Specified — Any payment on the Securities will be determined based on the closing values of the Basket Underlyings on the dates specified. You will not benefit from any more favorable values of the Basket Underlyings determined at any other time.

♦	The Securities Will Be Subject to Risks, Including Non-Payment in Full, under Canadian Bank Resolution Powers — Under Canadian bank resolution powers, the Canada Deposit Insurance Corporation (“CDIC”) may, in circumstances where we have ceased, or are about to cease, to be viable, assume temporary control or ownership over us and may be granted broad powers by one or more orders of the Governor in Council (Canada), including the power to sell or dispose of all or a part of our assets, and the power to carry out or cause us to carry out a transaction or a series of transactions the purpose of which is to restructure our business. See “Description of Debt Securities—Canadian Bank Resolution Powers” in the accompanying prospectus for a description of the Canadian bank resolution powers. If the CDIC were to take action under the Canadian bank resolution powers with respect to us, holders of the Securities could be exposed to losses.

♦	The U.S. Federal Income Tax Consequences of an Investment in the Securities Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and significant aspects of the tax treatment of the Securities are uncertain. You should review carefully the section entitled “What Are the Tax Consequences of the Securities?—United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities.

Risks Relating to the Initial Estimated Value of the Securities and the Secondary Market for the Securities

♦	There May Not Be an Active Trading Market for the Securities; Sales in the Secondary Market May Result in Significant Losses — There may be little or no secondary market for the Securities. The Securities will not be listed on any securities exchange. RBCCM and our other affiliates intend to make a market for the Securities; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which RBCCM or any of our other affiliates is willing to buy the Securities. Even if a secondary market for the Securities develops, it may not provide enough liquidity to allow you to easily trade or sell the Securities. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your Securities in any secondary market could be substantial. If you sell your Securities before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦	The Initial Estimated Value of the Securities Will Be Less Than the Public Offering Price — The initial estimated value of the Securities will be less than the public offering price of the Securities and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the Securities in any secondary market (if any exists) at any time. If you attempt to sell the Securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the Basket Underlyings, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the public offering price of our estimated profit and the estimated costs relating to our hedging of the Securities. These factors, together with various credit, market and economic factors over the term of the Securities, are expected to reduce the price at which you may be able to sell the Securities in any secondary market and will affect the value of the Securities in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your Securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include our estimated profit or the hedging costs relating to the Securities. In addition, any price at which you may sell the Securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the Securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the Securities and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate were used.

♦	The Initial Estimated Value of the Securities Is Only an Estimate, Calculated as of the Trade Date — The initial estimated value of the Securities is based on the value of our obligation to make the payments on the Securities, together with the mid-market value of the derivative embedded in the terms of the Securities. See “Structuring the Securities” below. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility and the expected term of the Securities.

These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities may value the Securities or similar securities at a price that is significantly different than we do.

The value of the Securities at any time after the Trade Date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the Securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of the Securities.

♦	The Terms of the Securities at Issuance and Their Market Value Prior to Maturity Are Influenced by Many Unpredictable Factors — Many economic and market factors influence the terms of the Securities at issuance and affect their value prior to maturity. These factors are similar in some ways to those that could affect the value of a combination of instruments that might be used to replicate the payments on the Securities, including a combination of a bond with one or more options or other derivative instruments. For the market value of the Securities, we expect that, generally, the value of the Basket on any day will affect the value of the Securities more than any other single factor. However, you should not expect the value of the Securities in the secondary market to vary in proportion to changes in the value of the Basket. The value of the Securities will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the values of the Basket Underlyings;

♦	the actual and expected volatility of the Basket Underlyings;

♦	the time remaining to maturity of the Securities;

♦	the dividend rates on the Basket Underlyings;

♦	interest and yield rates in the market generally, as well as in the markets of the Basket Underlyings;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	the exchange rates between the U.S. dollar and the relevant foreign currencies; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors influence the terms of the Securities at issuance and affect the price you will receive if you choose to sell the Securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Risks Relating to Conflicts of Interest and Our Trading Activities

♦	Our, Our Affiliates’ and UBS’s Business and Trading Activities May Create Conflicts of Interest — You should make your own independent investigation of the merits of investing in the Securities. Our, our affiliates’ and UBS’s economic interests are potentially adverse to your interests as an investor in the Securities due to our, our affiliates’ and UBS’s business and trading activities, and we, our affiliates and UBS have no obligation to consider your interests in taking any actions that might affect the value of the Securities. Trading by us, UBS and our respective affiliates may adversely affect the values of the Basket Underlyings and the market value of the Securities. See “Risk Factors—Risks Relating to Conflicts of Interest” in the accompanying product supplement.

♦	RBCCM’s Role as Calculation Agent May Create Conflicts of Interest — As Calculation Agent, our affiliate, RBCCM, will determine any values of the Basket Underlyings and make any other determinations necessary to calculate any payments on the Securities. In making these determinations, the Calculation Agent may be required to make discretionary judgments, including those described under “— Risks Relating to the Basket Underlyings” below. In making these discretionary judgments, the economic interests of the Calculation Agent are potentially adverse to your interests as an investor in the Securities, and any of these determinations may adversely affect any payments on the Securities. The Calculation Agent will have no obligation to consider your interests as an investor in the Securities in making any determinations with respect to the Securities.

Risks Relating to the Basket Underlyings

♦	You Will Not Have Any Rights to Any Basket Underlying — As an investor in the Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any Basket Underlying.

♦	The Basket Underlyings Are Concentrated in the Technology Sector — All of the Basket Underlyings are issued by companies in the technology sector. Although an investment in the Securities will not give holders any ownership or other direct interests in the Basket Underlyings, the return on an investment in the Securities will be subject to certain risks associated with a direct equity investment in companies in the technology services sector. Accordingly, by investing in the

Securities, you will not benefit from the diversification which could result from an investment linked to companies that operate in multiple sectors.

♦	There Are Important Differences between the American Depositary Shares of Alibaba Group Holding Limited and the Ordinary Shares of Alibaba Group Holding Limited, between the American Depositary Shares of Baidu, Inc. and the Class A Ordinary Shares of Baidu, Inc. and between the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited and the Common Shares of Taiwan Semiconductor Manufacturing Company Limited — There are important differences between the rights of holders of American depositary shares and the rights of holders of the shares they represent. For example, a company may make distributions in respect of its shares that are not passed on to the holders of its American depositary shares. Any such differences between the rights of holders of the Basket Underlyings that are American depositary shares and the rights of holders of the shares they represent may be significant and may materially and adversely affect the value of the Basket Underlyings that are American depositary shares and, as a result, the value of the Securities.

♦	The Securities Are Subject to Risks Relating to Non-U.S. Securities — Because the issuers of some of the Basket Underlyings are incorporated in non-U.S. countries, an investment in the Securities involves risks associated with the home countries of the issuers of those non-U.S. securities. The prices of securities of non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

♦	The Values of the American Depositary Shares of Alibaba Group Holding Limited, the American Depositary Shares of Baidu, Inc. and the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited Are Subject to Currency Exchange Risk — Because the American depositary shares of Alibaba Group Holding Limited, the American Depositary Shares of Baidu, Inc. and the American depositary shares of Taiwan Semiconductor Manufacturing Company Limited are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, the values of those Basket Underlyings will be exposed to the currency exchange rate risk with respect to the relevant currencies relative to the U.S. dollar. If the U.S. dollar strengthens against the relevant currencies, the values of those Basket Underlyings and the value of the Securities will be adversely affected.

♦	We May Accelerate the Securities If a Change-in-Law Event Occurs — Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the Securities or a Basket Underlying, or engaging in transactions in them, the Calculation Agent may determine that a change-in-law-event has occurred and accelerate the Maturity Date for a payment determined by the Calculation Agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Securities if they were not accelerated. However, if the Calculation Agent elects not to accelerate the Securities, the value of, and any amount payable on, the Securities could be adversely affected, perhaps significantly, by the occurrence of such legal or regulatory changes. See “General Terms of Notes—Change-in-Law Events” in the accompanying product supplement.

♦	Any Payment on the Securities May Be Postponed and Adversely Affected by the Occurrence of a Market Disruption Event — The timing and amount of any payment on the Securities is subject to adjustment upon the occurrence of a market disruption event affecting a Basket Underlying. If a market disruption event persists for a sustained period, the Calculation Agent may make a discretionary determination of the closing value of any affected Basket Underlying. See “General Terms of the Notes —Reference Stocks and Funds—Market Disruption Events,” “General Terms of the Notes —Postponement of a Determination Date” and “General Terms of the Notes —Postponement of a Payment Date” in the accompanying product supplement.

♦	Anti-dilution Protection Is Limited, and the Calculation Agent Has Discretion to Make Anti-dilution Adjustments — The Calculation Agent may in its sole discretion make adjustments affecting any amounts payable on the Securities upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of a Basket Underlying. However, the Calculation Agent might not make adjustments in response to all such events that could affect a Basket Underlying. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Securities. See “General Terms of the Notes —Reference Stocks and Funds—Anti-dilution Adjustments” in the accompanying product supplement.

♦	Reorganization or Other Events Could Adversely Affect the Value of the Securities or Result in the Securities Being Accelerated — Upon the occurrence of certain reorganization or other events affecting a Basket Underlying, the Calculation Agent may make adjustments that result in payments on the Securities being based on the performance of (i) cash, securities of another issuer and/or other property distributed to holders of that Basket Underlying upon the occurrence of that event or (ii) in the case of a reorganization event in which only cash is distributed to holders of that Basket Underlying, a substitute security, if the Calculation Agent elects to select one. Any of these actions could adversely affect the value of the affected Basket Underlying and, consequently, the value of the Securities. Alternatively, the Calculation Agent may accelerate the Maturity Date for a payment determined by the Calculation Agent. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Securities if they were not accelerated. However, if the Calculation Agent elects not to accelerate the Securities, the value of, and any amount payable on, the Securities could be adversely affected, perhaps significantly. See “General Terms of the Notes —Reference Stocks and Funds—Anti-dilution Adjustments—Reorganization Events” in the accompanying product supplement.

Hypothetical Examples and Return Table at Maturity

Hypothetical terms only. Actual terms may vary. See the cover page for actual offering terms.

The table and hypothetical examples below illustrate the payment at maturity per Security for a hypothetical range of Basket Returns based on the Initial Basket Value of 100.00, the Downside Threshold of 85% of the Initial Basket Value, the Upside Gearing of 1.5 and the Maximum Gain of 25.20%. The table and examples set forth below are only for illustrative purposes and may not show the actual return applicable to a purchaser of the Securities. The actual payment at maturity will be determined based on the Final Basket Value on the Final Valuation Date. You should consider carefully whether the Securities are appropriate for your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Hypothetical Final Basket Value	Hypothetical Basket Return	Hypothetical Payment at Maturity ($)	Hypothetical Total Return on Securities[1]
200.00	100.00%	$12.52	25.20%
175.00	75.00%	$12.52	25.20%
150.00	50.00%	$12.52	25.20%
140.00	40.00%	$12.52	25.20%
130.00	30.00%	$12.52	25.20%
120.00	20.00%	$12.52	25.20%
116.80	16.80%	$12.52	25.20%
110.00	10.00%	$11.50	15.00%
105.00	5.00%	$10.75	7.50%
102.00	2.00%	$10.30	3.00%
100.00	0.00%	$10.00	0.00%
95.00	-5.00%	$10.00	0.00%
90.00	-10.00%	$10.00	0.00%
85.00	-15.00%	$10.00	0.00%
80.00	-20.00%	$9.50	-5.00%
70.00	-30.00%	$8.50	-15.00%
60.00	-40.00%	$7.50	-25.00%
50.00	-50.00%	$6.50	-35.00%
25.00	-75.00%	$4.00	-60.00%
0.00	-100.00%	$1.50	-85.00%

1 The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the principal amount of $10 per Security.

Example 1 — The value of the Basket increases from the Initial Basket Value to the Final Basket Value by 2%. Because the Basket Return is positive, we will pay you an amount based upon the lesser of the Upside Gearing times the Basket Return and the Maximum Gain. Since the Upside Gearing times the Basket Return of 2% is less than the Maximum Gain, we will pay you at maturity a cash payment of $10.30 per Security (a return of 3%), calculated as follows:

$10 + ($10 × 1.5 × 2%) = $10 + $0.30 = $10.30

Example 2 — The value of the Basket increases from the Initial Basket Value to the Final Basket Value by 30%. Because the Basket Return is positive, we will pay you an amount based upon the lesser of the Upside Gearing times the Basket Return and the Maximum Gain. Since the Upside Gearing times the Basket Return of 30% is greater than the Maximum Gain, we will pay you at maturity a cash payment of $12.52 per Security (a return of 25.20%), calculated as follows:

$10 + ($10 × 25.20%) = $10 + $2.52 = $12.52

Example 3 — The value of the Basket decreases from the Initial Basket Value to the Final Basket Value by 10%. Because the Basket Return is negative, but the Final Basket Value is greater than or equal to the Downside Threshold, we will pay you at maturity $10.00 per Security (a return of 0%).

Example 4 — The value of the Basket decreases from the Initial Basket Value to the Final Basket Value by 50%. Because the Basket Return is -50%, which is negative, and the Final Basket Value is less than the Downside Threshold, we will pay you at maturity a cash payment of $6.50 per Security (a 35% loss on the principal amount), calculated as follows:

$10 + [$10 × (-50% + 15%)] = $10 + -$3.5 = $6.50

What Are the Tax Consequences of the Securities?

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Generally, this discussion assumes that you purchased the Securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Basket Underlyings. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a Security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the Securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the Securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the Trade Date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your Securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your Securities should be treated as short-term capital gain or loss unless you have held the Securities for more than one year, in which case your gain or loss should be treated as long-term capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the Securities. An alternative characterization of the Securities could materially and adversely affect the tax consequences of ownership and disposition of the Securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

Non-U.S. Holders. As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the Securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the Securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the Securities, please see the section entitled “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement, which you should carefully review prior to investing in the Securities.

Information about the Basket Underlyings

The Basket Underlyings are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the issuer of each Basket Underlying can be located on a website maintained by the SEC at https://www.sec.gov by reference to that issuer’s SEC file number provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

Basket Underlying	Bloomberg Symbol	Exchange	SEC File Number
Common stock of Apple Inc.	AAPL	Nasdaq Stock Market	001-36743
Class A ordinary shares of Accenture plc	ACN	New York Stock Exchange	001-34448
Common stock of Adobe Inc.	ADBE	Nasdaq Stock Market	000-15175
Common stock of Applied Materials, Inc.	AMAT	Nasdaq Stock Market	000-06920
Common stock of Advanced Micro Devices, Inc.	AMD	Nasdaq Stock Market	001-07882
Common stock of Amazon.com, Inc.	AMZN	Nasdaq Stock Market	000-22513
Common stock of Arista Networks, Inc.	ANET	New York Stock Exchange	001-36468
Ordinary shares of ASML Holding NV	ASML	Nasdaq Stock Market	001-33463
Common stock of Broadcom Inc.	AVGO	Nasdaq Stock Market	001-38449
American depositary shares of Alibaba Group Holding Limited	BABA	New York Stock Exchange	001-36614
American depositary shares of Baidu, Inc.	BIDU	Nasdaq Stock Market	000-51469
Common stock of Salesforce, Inc.	CRM	New York Stock Exchange	001-32224
Class A common stock of CrowdStrike Holdings, Inc.	CRWD	Nasdaq Stock Market	001-38933
Common stock of Cisco Systems, Inc.	CSCO	Nasdaq Stock Market	001-39940
Class C common stock of Dell Technologies Inc.	DELL	New York Stock Exchange	001-37867
Class C capital stock of Alphabet Inc.	GOOG	Nasdaq Stock Market	001-37580
Common stock of Intel Corporation	INTC	Nasdaq Stock Market	000-06217
Common stock of KLA Corporation	KLAC	Nasdaq Stock Market	000-09992
Common stock of Lam Research Corporation	LRCX	Nasdaq Stock Market	000-12933
Class A common stock of Meta Platforms, Inc.	META	Nasdaq Stock Market	001-35551
Common stock of Marvell Technology, Inc.	MRVL	Nasdaq Stock Market	001-40357
Common stock of Microsoft Corporation	MSFT	Nasdaq Stock Market	001-37845
Common stock of Micron Technology, Inc.	MU	Nasdaq Stock Market	001-10658
Common stock of Netflix, Inc.	NFLX	Nasdaq Stock Market	001-35727
Common stock of ServiceNow, Inc.	NOW	New York Stock Exchange	001-35580
Common stock of NVIDIA Corporation	NVDA	Nasdaq Stock Market	000-23985
Common stock of Oracle Corporation	ORCL	New York Stock Exchange	001-35992
Common stock of Palo Alto Networks, Inc.	PANW	Nasdaq Stock Market	001-35594
Common stock of QUALCOMM Incorporated	QCOM	Nasdaq Stock Market	000-19528

Basket Underlying	Bloomberg Symbol	Exchange	SEC File Number
Class A common stock of Snowflake Inc.	SNOW	New York Stock Exchange	001-39504
American depositary shares of Taiwan Semiconductor Manufacturing Company Limited	TSM	New York Stock Exchange	001-14700
Common stock of Texas Instruments Incorporated	TXN	Nasdaq Stock Market	001-03761
Common stock of Uber Technologies, Inc.	UBER	New York Stock Exchange	001-38902

According to publicly available information:

♦	Apple Inc. designs, manufactures and markets smartphones, personal computers, tablets, wearables and accessories and sells a variety of related services.

♦	Accenture plc, an Irish company, is a professional services company that provides a range of services and solutions across Strategy & Consulting, Technology, Operations, Industry X and Song.

♦	Adobe Inc. offers a line of products and services used by consumers, communicators, creative professionals, developers, students, small and medium businesses and enterprises for creating, managing, delivering, measuring, optimizing and engaging with content and experiences across surfaces.

♦	Applied Materials, Inc. provides manufacturing equipment, services and software to the semiconductor, display and related industries.

♦	Advanced Micro Devices, Inc. is a semiconductor company that primarily offers server microprocessors (CPUs), graphics processing units (GPUs), accelerated processing units (APUs), data processing units, Field Programmable Gate Arrays (FPGAs), Smart Network Interface Cards, Artificial Intelligence accelerators and Adaptive System-on-Chip (SoC) products for data centers; CPUs, APUs and chipsets for desktop, notebook and handheld personal computers; discrete GPUs and semi-custom SoC products and development services; and embedded CPUs, GPUs, APUs, FPGAs, Systems on Modules and Adaptive SoC products and that, from time to time, may also sell or license portions of its intellectual property portfolio.

♦	Amazon.com, Inc. serves consumers through its online and physical stores; manufactures and sells electronic devices; develops and produces media content; offers subscription services; offers programs that enable sellers to sell their products in its stores and to fulfill orders using its services; offers developers and enterprises a set of technology services, including compute, storage, database, analytics and machine learning and other services; offers programs that allow authors, independent publishers, musicians, filmmakers, Twitch streamers, skill and app developers and others to publish and sell content; and provides advertising services to sellers, vendors, publishers, authors and others, through programs such as sponsored ads, display and video advertising.

♦	Arista Networks, Inc. provides data-driven, client to cloud networking for large data center, campus and routing environments.

♦	ASML Holding NV, a Dutch company, provides chipmakers with hardware, software and services to mass produce patterns on silicon through lithography.

♦	Broadcom Inc. designs, develops and supplies a range of semiconductor and infrastructure software solutions.

♦	Alibaba Group Holding Limited, a Cayman Islands company, conducts its business in China through its subsidiaries and variable interest entities. Its core businesses consist of e-commerce and cloud computing.

♦	Baidu, Inc., a Cayman Islands company, conducts its business in China through its subsidiaries and variable interest entities. It provides internet content services, telecommunication-based services, internet map services, online audio and video services and mobile application distribution businesses.

♦	Salesforce, Inc. is a provider of customer relationship management technology.

♦	CrowdStrike Holdings, Inc. is a cybersecurity company that provides cloud-delivered protection of endpoints, cloud workloads, identity and data via a software as a service subscription-based model to security markets, including corporate endpoint security, security and IT operations, managed security services, next-gen SIEM, cloud security, identity protection, threat intelligence, data protection, exposure management and cybersecurity generative AI.

♦	Cisco Systems, Inc. designs and sells a range of technologies including networks, security, collaboration and observability, and services, including technical support services and advanced services.

♦	Dell Technologies Inc. is a technology provider that designs, develops, manufactures, markets, sells and supports a range of solutions, products and services. Its offerings include servers and networking, storage, cloud solutions, desktops, notebooks, services, software and third-party software and peripherals.

♦	Alphabet Inc. is a collection of businesses, the largest of which is Google, which (i) offers products and platforms through which it generates revenues primarily by delivering both performance advertising and brand advertising and (ii) provides cloud services to businesses.

♦	Intel Corporation is an integrated device manufacturer of computer processing units and related products that it designs, develops, manufactures, markets, sells, supports and services.

♦	KLA Corporation is a supplier of process control and yield management solutions and services for the semiconductor and related electronics industries.

♦	Lam Research Corporation is a supplier of wafer fabrication equipment and services to the semiconductor industry.

♦	Meta Platforms, Inc. (formerly known as Facebook, Inc.) builds products that enable people to connect and share through mobile devices, personal computers, virtual reality and mixed reality headsets and wearables.

♦	Marvell Technology, Inc. is a supplier of data infrastructure semiconductor products and services.

♦	Microsoft Corporation is a technology company that develops and supports software, services, devices and solutions.

♦	Micron Technology, Inc. designs, develops and manufactures memory and storage products.

♦	Netflix, Inc. is an entertainment service that offers TV series, films and games across a variety of genres and languages.

♦	ServiceNow, Inc. is a provider of enterprise cloud computing services that define, structure, manage and automate digital workflows for global enterprises.

♦	NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings whose full-stack includes the CUDA programming model that runs on all of its graphics processing units (GPUs), as well as domain-specific software libraries, software development kits and Application Programming Interfaces.

♦	Oracle Corporation provides products and services that address enterprise information technology environments.

♦	Palo Alto Networks, Inc. is a cybersecurity provider that offers products to enterprises, organizations, service providers and government entities to secure their users, networks, clouds and endpoints.

♦	QUALCOMM Incorporated develops and commercializes technologies for the wireless industry, with technologies and products used in mobile devices and other products.

♦	Snowflake Inc. operates a technology platform that supports a range of use cases that enable its customers’ business objectives, including data warehousing, data lakes, data engineering, data application development and data sharing.

♦	Taiwan Semiconductor Manufacturing Company Limited, a Taiwanese company, is a foundry that manufactures semiconductors using its manufacturing processes for its customers based on proprietary integrated circuit designs provided by them.

♦	Texas Instruments Incorporated designs and manufactures semiconductors that are sold to electronics designers and manufacturers.

♦	Uber Technologies, Inc. operates proprietary technology applications that connect (i) consumers with providers of ride services for ridesharing services, (ii) consumers with restaurants, grocers and other stores with delivery service providers for meal preparation, grocery and other delivery services, (iii) consumers with public transportation networks and (iv) shippers with carriers in the freight industry.

Historical Information

The following graphs set forth historical closing values of the Basket Underlyings for the period from January 1, 2014 (or from the initial listing date, if later) through December 18, 2024. We obtained the information in the graphs from Bloomberg Financial Markets, without independent investigation. The historical performance of each Basket Underlying should not be taken as an indication of its future performance. We cannot give you assurance that the performance of the Basket Underlyings will result in the return of all of your initial investment.

Common Stock of Apple Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Class A Ordinary Shares of Accenture plc

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Adobe Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Applied Materials, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Advanced Micro Devices, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Amazon.com, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Arista Networks, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Ordinary Shares of ASML Holding NV

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Broadcom Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

American Depositary Shares of Alibaba Group Holding Limited

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

American Depositary Shares of Baidu, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Salesforce, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Class A Common Stock of CrowdStrike Holdings, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Cisco Systems, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Class C Common Stock of Dell Technologies Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Class C Capital Stock of Alphabet Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Intel Corporation

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of KLA Corporation

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Lam Research Corporation

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Class A Common Stock of Meta Platforms, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Marvell Technology, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Microsoft Corporation

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Micron Technology, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Netflix, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of ServiceNow, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of NVIDIA Corporation

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Oracle Corporation

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Palo Alto Networks, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of QUALCOMM Incorporated

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Class A Common Stock of Snowflake Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Texas Instruments Incorporated

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Common Stock of Uber Technologies, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to indemnify UBS and RBCCM against liabilities under the Securities Act of 1933, as amended, or to contribute payments that UBS and RBCCM may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it will purchase from us to investors or to its affiliates at the price to public listed on the cover page of this pricing supplement.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and RBCCM and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” in the accompanying product supplement.

The value of the Securities shown on your account statement may be based on RBCCM’s estimate of the value of the Securities if RBCCM or another of our affiliates were to make a market in the Securities (which it is not obligated to do). That estimate will be based on the price that RBCCM may pay for the Securities in light of then-prevailing market conditions, our creditworthiness and transaction costs. For a period of approximately two months after the Settlement Date, the value of the Securities that may be shown on your account statement may be higher than RBCCM’s estimated value of the Securities at that time. This is because the estimated value of the Securities will not include our hedging costs and profits; however, the value of the Securities shown on your account statement during that period may initially be a higher amount, reflecting the addition of our estimated costs and profits from hedging the Securities. This excess is expected to decrease over time until the end of this period. After this period, if RBCCM repurchases your Securities, it expects to do so at prices that reflect their estimated value. This period may be reduced at RBCCM’s discretion based on a variety of factors, including but not limited to, the amount of the Securities that we repurchase and our negotiated arrangements from time to time with UBS.

RBCCM or another of its affiliates or agents may use this pricing supplement in the initial sale of the Securities. In addition, RBCCM or another of our affiliates may use this pricing supplement in a market-making transaction in the Securities after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

For additional information about the settlement cycle of the Securities, see “Plan of Distribution” in the accompanying prospectus. For additional information as to the relationship between us and RBCCM, see the section “Plan of Distribution—Conflicts of Interest” in the accompanying prospectus.

Structuring the Securities

The Securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the Securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate and the hedging-related costs relating to the Securities reduce the economic terms of the Securities to you and result in the initial estimated value for the Securities being less than their public offering price. Unlike the initial estimated value, any value of the Securities determined for purposes of a secondary market transaction may be based on a secondary market rate, which may result in a lower value for the Securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the Securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with RBCCM and/or one of our other subsidiaries. The terms of these hedging arrangements take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the Securities. The economic terms of the Securities and the initial estimated value depend in part on the terms of these hedging arrangements.

See “Key Risks—Risks Relating to the Initial Estimated Value of the Securities and the Secondary Market for the Securities—The Initial Estimated Value of the Securities Will Be Less Than the Public Offering Price” above.

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